Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus and on the cover and under the caption “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our reports dated December 21, 2016 for Harbor Capital Appreciation Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Small Cap Growth Opportunities Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, Harbor Small Cap Value Fund, Harbor International Fund, Harbor Diversified International All Cap Fund, Harbor International Small Cap Fund, Harbor International Growth Fund, Harbor Global Leaders Fund (formerly, Harbor Global Growth Fund), Harbor Emerging Markets Equity Fund, Harbor Convertible Securities Fund, Harbor High-Yield Bond Fund, Harbor Bond Fund, Harbor Real Return Fund, Harbor Money Market Fund, Harbor Commodity Real Return Strategy Fund, Harbor Target Retirement Income Fund, Harbor Target Retirement 2015 Fund, Harbor Target Retirement 2020 Fund, Harbor Target Retirement 2025 Fund, Harbor Target Retirement 2030 Fund, Harbor Target Retirement 2035 Fund, Harbor Target Retirement 2040 Fund, Harbor Target Retirement 2045 Fund, Harbor Target Retirement 2050 Fund, and Harbor Target Retirement 2055 Fund (the Funds comprising the Harbor Funds) included in the Annual Reports to Shareholders for the year ended October 31, 2016, filed with the Securities and Exchange Commission, in this Post-Effective Amendment No. 132 to the Registration Statement of the Harbor Funds (Form N-1A), No. 33-5852.

/s/ ERNST & YOUNG LLP

October 27, 2017

Chicago, IL